 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this registration statement (Form S-1) and related prospectus dated August 24, 2012 and to the inclusion of our report, dated April 4, 2012, with respect to the 2011 financial statements of Divine Skin, Inc., in such registration statement and related prospectus.

Fort Lauderdale, Florida

August 24, 2012